UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 8, 2010
PRESIDENTIAL LIFE CORPORATION (Exact Name of Registrant as Specified in Charter)
Delaware	0-5486	13-2652144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Lydecker Street, Nyack, New York	10960
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (845) 358-2300

N/A
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On June 7, 2010, Presidential Life Corp. (“Presidential”) and its wholly owned subsidiary Presidential Life Insurance Company (“PLIC”) signed an employment agreement with Paul B. Pheffer to be a Senior Vice President, Chief Financial Officer and Treasurer of Presidential and PLIC.  The employment agreement has an effective date of June 12, 2010.

The Pheffer employment agreement provides that (1) Pheffer is to receive a salary of $350,000 per annum, (2) the term of the agreement expires on December 31, 2012, and (3) certain payments be made to Pheffer if his employment is terminated with the amount of such payments varying depending upon the circumstances underlying the termination.

Pursuant to his employment agreement, the employment of Dominic D'Adamo as Executive Vice-President and Acting Chief Financial Officer and Treasurer of Presidential and PLIC will terminate on June 11, 2010.

The above descriptions are qualified in their entirety by reference to the terms of the Pheffer employment agreement attached as Exhibit 10.1 to this form 10-K.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

Description

10.1

Employment Agreement dated June 12, 2010, by and between Presidential Life Insurance Company, Presidential Life Corporation and Paul P. Pheffer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: June 8, 2010

By:    /s/ Donald L. Barnes

Donald L. Barnes, President and Duly Authorized Officer of the Registrant

Date: June 8, 2010

By:    /s/ Dominic D’Adamo

Dominic D’Adamo Acting Chief Financial Officer of the Registrant